UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

23 South 6th, Panaca, NV	89042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-551-1989

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.01 Changes in Registrant’s Certifying Accountant.

On January 6, 2017 the Company was notified by MaloneBailey, LLP that it would decline to stand for re-election as our auditors for the fiscal year ended December 31, 2017. Then, on January 30, 2017, U.S. Rare Earth Minerals, Inc., (the “Company”) changed its Certifying Accountants from its current auditors, Malone Bailey, LLP, Certified Public Accountants, (“Malone Bailey”) to new certifying accountants Heaton & Company, PLLC, Certified Public Accountants, (“Heaton”) with offices at 240 North East Promontory, Suite 200, Farmington, Utah 84025. The Company has not consulted with Heaton at any time during the last two fiscal years regarding the application of accounting principles, the type of audit opinion or any other matters.

The Company is unaware of any disagreements with its prior auditors on any audit matters. Malone Bailey was advised of the impending change on January, 31, 2017.

During the two most recent fiscal years and the subsequent interim periods through January 6, 2017, there were no disagreements between us and MaloneBailey, LLP with respect to our accounting principles or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the satisfaction of MaloneBailey, LLP would have caused them to make reference to the subject matter of the disagreement in connection with their report.  No reports MaloneBailey, LLP contained an adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles except for an explanatory paragraph regarding our ability to continue as a going concern.

During the two most recent fiscal years and the subsequent interim periods through January 6, 2017 there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). except for the material weaknesses that were disclosed in our Form 10-K for the period ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

Dated: January 31, 2017	By:	/s/ D. Quincy Farber
D. Quincy Farber President and Director

	By:	/s/ Donita R. Kendig
January 31, 2017		Donita R. Kendig
Chief Financial Officer and Director

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